1 Application for Life Insurance Survivorship Life Pruco Life Insurance Company of New Jersey The Prudential Insurance Company of America Both are Prudential companies. POLICY NUMBER (IF KNOWN): PART 1 – A. FIRST PROPOSED INSURED (1ST PI) 1. Name: 2. Previous name (if changed in the last 5 yrs.): 3. Social Security number: 4. State of birth (Country if not U.S.): 5. Gender: Female Male 6. Date of birth: 7. Date policy to Save Age? Yes No 8. Are you a permanent, legal US resident? Yes No If No, provide country of legal residence, type and number of visa, expiration date and length of US residence : 9. Driver’s license issuing state: Number: Expiration date: If None, why not? : 10. Residence address (No PO boxes): Street Apt: City State ZIP 11. e-mail address: 12. Home telephone number: Business telephone number (ext.): 13. Current employer name: Business address: Street Suite City State ZIP 14. Occupation: Duties: 15. Earned annual income $ Unearned annual income $ Net worth $ ORD 96200SURV-2025 NEW YORK A023

2 B. PLAN OF INSURANCE 1. Amount of insurance applied for: $ If greater than $1,000,000 for ages 81 and older or $2,500,000 for ages 71-80 or $5,000,000 for ages 70 and younger, complete Financial Supplement. 2. Product applied for: PruLife® SVUL Protector Complete the Variable Supplement Other: 3. Death Benefit type: Type A (Level) Type B (Variable) Type C (Return of Premium) 4. Requested Optional Benefits (Not all benefits are available for all products or in all states.): Estate Protection Rider: Amount $ Overloan Protection Rider (GPT only) Other Riders/Benefits (indicate where applicable): C. PREMIUM 1. Send notices (check one): Policyowner Other recipient: Send notices (check one): Policyowner’s residence Other address: Street Apt City State ZIP 2. Premium payment mode: Annual Semiannual Quarterly Monthly – Electronic Funds Transfer 3. Initial premium amount: $ Planned premium amount: $ ORD 96200SURV-2025 NEW YORK NOTE: The initial or current premiums may change and the maximum guaranteed premiums can be charged. (CONTINUED) A-2. SECOND PROPOSED INSURED (2ND PI) 11. e-mail address: 12. Home telephone number: Business telephone number (ext.): 13. Current employer name: Business address: Street Suite City State ZIP 14. Occupation: Duties: 15. Earned annual income $ Unearned annual income $ Net worth $ 1. Name: 2. Previous name (if changed in the last 5 yrs.): 3. Social Security number: 4. State of birth (Country if not U.S.): 5. Gender: Female Male 6. Date of birth: 7. Date policy to Save Age? Yes No 8. Are you a permanent, legal US resident? Yes No If No, provide country of legal residence, type and number of visa, expiration date and length of US residence : 9. Driver’s license issuing state: Number: Expiration date: If None, why not? : 10. Residence address (If different from 1st PI. No PO boxes.): Street Apt: City State ZIP

D. OWNER (COMPLETE IF OWNER IS OTHER THAN THE PROPOSED INSUREDS)

For multiple owners, details are to be listed in Special Requests, section H.

1. Name of owner: ______________________________

2. Social Security/Tax identification number (SSN/TIN): ______________________________

3. Residence address (No PO boxes): Street ______________________________ Apt: ________

   City ______________________ State ______________ ZIP ______________

4. Owner's email address: ______________________________

5a. For trust owner: **Complete the *Trustee Statement and Agreement* (COMB 86044)**.

   Trust date: ____/____/________

   Trustee(s) ______________________________

   Type: ☐ Revocable ☐ Irrevocable ☐ Qualified Retirement Plan Trust ☐ Welfare Benefit Trust

5b. For business owner: **Complete the *Business Supplement*.**

   Form: ☐ Corporation ☐ Partnership ☐ Sole proprietorship ☐ Other: ______________

   ☐ S Corporation ☐ LLC ☐ Tax exempt

5c. For personal owner:

   Total insurance program: Currently in-force: $ ______________ Pending applications: $ ______________

   Relationship to Proposed Insured: ______________________ Date of birth: ____/____/________

   Earned annual income: $ ____________ Unearned annual income: $ ____________ Net worth: $ ____________

E. BENEFICIARY DETAILS

If insurance is for business purposes, also complete the Business Insurance Supplement. If beneficiary is a trust, provide name of trust and trustee(s), date of trust and if trust is revocable or irrevocable. If beneficiary is a business, please list name of business, city and state where located and the form of business.

Name: First	Middle	Last	Relationship to Proposed Insured	Age	Beneficiary Class: Primary	Beneficiary Class: Secondary/Contingent
					☐	☐
					☐	☐
					☐	☐
					☐	☐

F. INSURANCE HISTORY

	1st PI	2nd PI
1. Do you have any existing life insurance or annuities? Note: Existing coverage includes any life insurance policies that have been assigned, sold or transferred.	☐ Yes ☐ No	☐ Yes ☐ No
2. Is this insurance intended to replace* any existing insurance or annuity?	☐ Yes ☐ No	☐ Yes ☐ No

1st PI

3a. List the following details for all existing coverage. (List only annuities to be replaced*, list all in force life insurance):

Insurance Company	Face Amount	Type	Product	To Be Replaced?*	1035 Exchange?
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No

* Replace or replaced means that the insurance being applied for may replace or cause a change in any existing insurance or annuity with any company, including the lapse or surrender of the existing policy, or the use of funds or values from the existing policy to pay for the new policy.

(CONTINUED)

ORD 96200SURV-2025 NEW YORK 3

4 G. GENERAL INFORMATION 1st PI 2nd PI 1. In the past five years, have you flown as a pilot, student pilot or crew member or do you intend to become a pilot? Yes No Yes No 2. In the past five years, have you participated in any activities such as motorized vehicle racing, SCUBA diving, mountain climbing, skydiving, extreme sports such as BASE jumping, bungee jumping or cave exploration, or do you intend to? Yes No Yes No If Yes, to Question 1 or 2 above, complete the appropriate Supplement. 3. Have you ever used tobacco or any other nicotine products such as cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum or nicotine patch? If Yes, provide details : Yes No Yes No 1st PI Product Type(s) Date Last Used Frequency of Use ORD 96200SURV-2025 NEW YORK 1st PI 2nd PI 4. Are you applying for or reinstating life insurance with any company? Yes No Yes No If Yes, give name of insured, amount applied for and total amount to be placed, including this application. 5. Have you had life or health insurance declined, postponed or issued with an increased premium? Yes No Yes No If Yes, give name of insured, company name, type of insurance, date, action taken and reason for action. 6. Is either proposed insured or proposed owner considering the transfer or sale to a life settlement company or other investor of: policy ownership; or, any interest in the policy benefits, either directly as a named beneficiary or indirectly as a beneficiary or owner of a trust or other entity? Yes No Yes No If Yes, provide details : F. INSURANCE HISTORY (CONTINUED) (CONTINUED) 2nd PI 3b. List the following details for all existing coverage. (List only annuities to be replaced , list all in force life insurance):* * Replace or replaced means that the insurance being applied for may replace or cause a change in any existing insurance or annuity with any company, including the lapse or surrender of the existing policy, or the use of funds or values from the existing policy to pay for the new policy. Insurance Company Face Amount Type Product To Be Replaced?* 1035 Exchange? $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No $ Group Individual Annuity Life Yes No Yes No

5ORD 96200SURV-2025 NEW YORK G. GENERAL INFORMATION (CONTINUED) 1st PI 2nd PI 4. In the past five years, have you: a. had your driver’s license denied, suspended or revoked? Yes No Yes No b. been convicted of driving under the influence of alcohol and/or drugs? Yes No Yes No c. been convicted of any moving violations? Yes No Yes No 5. Within the past 10 years, have you been convicted for any crime, excluding any expunged convictions, and/or are you currently charged with any crime? Yes No Yes No 6. Will you live or travel outside the United States within the next 12 months? Yes No Yes No Details required include location (city/country), frequency, duration and purpose of each trip. 7. Give complete details of any “Yes” answers for questions 4 – 6, including question number, proposed insured and appropriate details: Question # PI Details H. SPECIAL REQUESTS 2nd PI Product Type(s) Date Last Used Frequency of Use

6 PART 2 A. PERSONAL PHYSICIAN INFORMATION 1st PI Name Address: Street Suite City State ZIP Telephone number ( ( ) ) Date last seen Reason last seen: 2nd PI Name Address: Street Suite City State ZIP Telephone number Date last seen Reason last seen: If more than one personal physician, provide details in section D, number 6. B. PHYSICAL MEASUREMENTS 1st PI 1. Height: feet inches Weight: pounds 2. Within the last 12 months, have you had a change of weight (gain or loss) of more than 10 pounds? Yes No If Yes, provide details : 2nd PI 1. Height: feet inches Weight: pounds 2. Within the last 12 months, have you had a change of weight (gain or loss) of more than 10 pounds? Yes No If Yes, provide details : ORD 96200SURV-2025 NEW YORK C. FAMILY HISTORY 1st PI 1. Have any immediate family members (mother, father, brother, sister) been diagnosed with or died from coronary artery disease, cerebrovascular disease, diabetes or cancer before age 70? Yes No If Yes, provide details including which member and medical condition, age at diagnosis and age at death (if applicable) : 2. Father: Current age or Age at death: Mother: Current age or Age at death: (CONTINUED)

C. FAMILY HISTORY (CONTIUNED)

2nd PI

1. Have any immediate family members (mother, father, brother, sister) been diagnosed with or died from coronary artery disease, cerebrovascular disease, diabetes or cancer before age 70? ☐ Yes ☐ No

If Yes, provide details including which member and medical condition, age at diagnosis and age at death (if applicable) :

____

____

____

____

2. **Father:** Current age __________ or Age at death: __________ **Mother:** Current age __________ or Age at death: __________

D. MEDICAL INFORMATION

	1st PI	2nd PI
1. Has a licensed member of the medical profession ever treated you for or diagnosed you with:		
a. high blood pressure, chest pain, a heart attack, coronary artery disease, a heart valve disorder, a heart murmur, an irregular heart beat, cerebrovascular disease, a stroke, circulatory disease, an aneurysm or any disease of the heart or blood vessels?	☐ Yes ☐ No	☐ Yes ☐ No
b. anemia or other abnormality of the blood (other than HIV)?	☐ Yes ☐ No	☐ Yes ☐ No
c. a polyp, cyst, tumor, cancer, leukemia, melanoma, lymphoma or Hodgkin's disease?	☐ Yes ☐ No	☐ Yes ☐ No
d. diabetes, high blood sugar, glucose intolerance or other endocrine disorder?	☐ Yes ☐ No	☐ Yes ☐ No
e. anxiety, depression, or any other mental or psychiatric illness?	☐ Yes ☐ No	☐ Yes ☐ No
f. Acquired Immune Deficiency Syndrome (AIDS)?	☐ Yes ☐ No	☐ Yes ☐ No
g. any sexually transmitted disease?	☐ Yes ☐ No	☐ Yes ☐ No
h. asthma, emphysema, cystic fibrosis, sleep apnea, sarcoidosis, tuberculosis or any other disorder of the lungs or respiratory system?	☐ Yes ☐ No	☐ Yes ☐ No
i. a seizure, multiple sclerosis, Parkinson's disease, Alzheimer's disease, muscular dystrophy, epilepsy, cerebral palsy, paralysis or any other disorder of the brain or nervous system?	☐ Yes ☐ No	☐ Yes ☐ No
j. an ulcer, hepatitis, cirrhosis, pancreatitis, ulcerative colitis, Crohn's disease or any other disorder of the esophagus, liver, stomach or intestines?	☐ Yes ☐ No	☐ Yes ☐ No
k. nephritis, polycystic kidney disease or any other disorder of the bladder, kidney, urinary tract or prostate?	☐ Yes ☐ No	☐ Yes ☐ No
l. arthritis, gout, back trouble, or any disease or disorder of the joints, muscles or bones?	☐ Yes ☐ No	☐ Yes ☐ No
m.lupus, rheumatoid arthritis, chronic fatigue syndrome, fibromyalgia, or any other disease or disorder of the autoimmune system?	☐ Yes ☐ No	☐ Yes ☐ No
2. Have you ever used:		
a. cocaine, crack, marijuana, heroin, Ecstasy, PCP, LSD, methamphetamine, any other hallucinogenic drug or controlled substance?	☐ Yes ☐ No	☐ Yes ☐ No
b. amphetamines, barbiturates, sedatives, opiates or methadone, or controlled substance except as prescribed by a physician?	☐ Yes ☐ No	☐ Yes ☐ No

(CONTINUED)

ORD 96200SURV-2025 NEW YORK

7

8 D. MEDICAL INFORMATION (CONTIUNED) 6.  Give complete details of any “Yes” answers for questions 1-5, including: Question number, diagnosis, date of onset and recovery, medication/treatment prescribed and the name, address and telephone number of all attending physicians and hospitals. PI Question # Diagnosis Date of Onset Date of Recovery Medication/ Treatment Prescribed Physician/Hospital Name, Address & Phone Number For additional medical details, use Overflow Details Supplement (ORD 96200OD-2010 NEW YORK). This Part 2 will be attached to and made a part of the policy when issued. ORD 96200SURV-2025 NEW YORK 3. Have you had or been advised to have treatment or counseling for alcohol or drug use or been asked to reduce or eliminate their usage? 4. Other than what has already been disclosed, within the past 5 years, have you: a. requested or received disability or compensation benefits? b. been a patient in a hospital or other medical facility, other than for normal childbirth? c. had any other disease, disorder or condition? d. been advised to have surgery, medical tests or diagnostic procedures (other than for HIV)? 5. Are you currently receiving medical treatment or taking any other medication or herbal supplement that has not already been disclosed? Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No Yes No

9 AGREEMENTS By signing this form, I have carefully reviewed the application including all supplements attached to the policy, and I agree to the following: • To the best of my knowledge and belief, the statements in this application are complete, true and correctly recorded. • Except for failure to pay premium, the validity of this policy will not be contested after it has been in force during the insured’s lifetime for two years from the date it takes effect. • My original signature has been affixed to this application. The original application will be retained by the Company and I will receive a copy identical in form and substance to the original, attached to and will become a part of my policy. • Any policy issued on this application shall not take effect until after all of the following conditions are met: • A payment equal to the full first required premium is received by the Company within the lifetime of the proposed insured. A payment will only be considered to be received if one of the following valid items is received by the Company: (i) a check in the amount of the full first required premium; (ii) a completed and signed payment form for the first full premium; or (iii) any other form of payment acceptable to the Company. • The form of payment submitted is honored. If payment is made by credit/debit card, wire transfer or automatic bank draft, no premium is considered to be honored until the Company actually receives the funds unless otherwise provided by applicable law. • A signed copy of this Application is received by the Company. • To the best of my knowledge and belief, on the date this application was signed, the health of the Proposed Insured is as stated in this application. • Only an officer of the Company with the rank or title of Vice President may make or alter any contract or agree not to enforce any of the rights of the Company, and then only in writing. No producer or medical examiner is authorized to accept risks, pass on insurability, make or alter contracts, or waive any of the other rights or requirements of the Company. Notice to or knowledge imputed to any producer or medical examiner will not be notice of or knowledge to the Company unless it is set out in writing in this application. SIGNATURES Owner’s Tax Certification (check boxes ONLY if applicable): Under penalties of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that I am a U.S. person (including resident alien), I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code, and I am not subject to FATCA reporting. I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the underreporting of interest or dividends I am subject to FATCA reporting I am not a U.S. person (including resident alien). You must submit the applicable Form W-8 (BEN, BEN-E, ECI, EXP or IMY). In most cases, Form W-8BEN will be the appropriate form. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signed at (STATE) on (DATE) Signature of 1st proposed insured Signature of 2nd proposed insured If policyowner is different from the proposed insured: For a personal policyowner(s): Signature of policyowner(s) For an entity policyowner(s) (i.e., trust, business): Signature of officer/trustee(s) Title of officer/trustee(s) Signature of producer X X X X X ORD 96200SURV-2025 NEW YORK